UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 20, 2010
(Date of the earliest event reported)

Simulations Plus, Inc.
(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059
(Address of principal executive offices) (Zip Code)

661-723-7723
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events

On January 20, 2010, Simulations Plus, Inc., a California corporation (the "Company"), issued a press release announcing a renewed share repurchase program.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The board of directors has authorized a renewed share repurchase program enabling the buyback of up to one million in shares during a 12-month period beginning Monday, February 15, 2010.

In implementing a renewed share repurchase program, the Company will comply with the safe harbor provisions contained in Rule 10b-18 under the 1934 Act.  Rule 10b-18, as such rule may be amended in the future, shall take precedence over the term of this program to the extent any conflict should exist or arise in the future.

This report on Form 8-K (the "Report"), including the disclosures set forth herein, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms "anticipates," "expects," "estimates," "believes" and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report or hereafter, including in other publicly available documents filed with the Securities and Exchange Commission (the "Commission"), reports to the stockholders of Simulations Plus, Inc., a California corporation (the "Company" or "us," "our" or "we") and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01             Financial Statements and Exhibits

(c)           Exhibits

99.1	Press Release dated January 20, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: January 21, 2010	By:	/s/ Momoko Beran
Momoko Beran
Chief Financial Officer

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